Exhibit 5

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated July 19, 2022 (including as Amendment No. 1 to the Schedule 13D originally dated January 5, 2022, and amendments thereto) with respect to the Common Stock of U.S. Energy Corp. This Joint Filing Agreement shall be filed as an Exhibit to such Statement. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such Statement, and for the completeness and accuracy of the information concerning him or it contained in such Statement and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

August 5, 2022

/s/ John A. Weinzierl
John A. Weinzierl

August 5, 2022

Katla Energy Holdings LLC /s/ John A. Weinzierl
John A. Weinzierl Managing Member

August 5, 2022

Lubbock Energy Partners LLC

/s/ John A. Weinzierl
John A. Weinzierl

Chief Executive Officer

August 5, 2022

/s/ Wallis T. Marsh
Wallis T. Marsh

August 5, 2022

WDM GP, LLC

/s/ Wallis T. Marsh
Wallis T. Marsh

Manager

August 5, 2022

WDM Family Partnership, LP

By: WDM GP, LLC, its general partner

/s/ Wallis T. Marsh
Wallis T. Marsh
Manager